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Exhibit 10.42

TERMINATION AGREEMENT

        This Termination Agreement (this "Termination Agreement") is made as of December 31, 2007, by and between Boston Scientific Corporation, a Delaware corporation ("BSC"), and Osiris Therapeutics, Inc., a Delaware corporation (formerly Osiris Acquisition II, Inc.) ("Osiris" and each of BSC and Osiris are a "Party" and collectively, the "Parties"). Terms used but not defined herein shall be used as defined in the Development Agreement (as defined below).

        WHEREAS, BSC and Osiris are parties to (i) that certain Investment Agreement, dated as of March 5, 2003 (the "Investment Agreement"); (ii) that certain Investor Rights Agreement, dated as of March 5, 2003 (the "Investor Rights Agreement"); (iii) that certain License Agreement, dated as of March 5, 2003 (the "License Agreement"); (iv) that certain Development Agreement, dated as of March 5, 2003 (the "Development Agreement"); (v) that certain Loan Agreement, dated as of March 5, 2003, as amended (the "Loan Agreement"); (vi) that certain Security Agreement, dated as of March 12, 2004 (the "Security Agreement"); and (vii) that certain Contract Manufacturing Agreement, dated as of March 5, 2003 (the "Manufacturing Agreement" and collectively with items (i)-(vii), the "JV Agreements").

        WHEREAS, pursuant to each of their terms, the JV Agreements may be terminated by mutual written consent of the Parties;

        NOW, THEREFORE, in consideration of the premises, covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged the parties hereto agree that:

        1.    Termination of the Investment Agreement.    Effective as of the date hereof, the Investment Agreement shall be terminated pursuant to Section 9.01(a) thereof and shall be of no further force and effect except as otherwise set forth in Section 9.02 thereof.

        2.    Termination of the Investor Rights Agreement.    Effective as of the date hereof, the Investor Rights Agreement shall be terminated and shall be of no further force and effect.

        3.    Termination of the Development Agreement.    Effective as of the date hereof, the Development Agreement shall be terminated pursuant to Section 7.02 thereof and shall be of no further force and effect except (i) the obligations of the Parties pursuant to Section 5.03 thereof shall survive such termination and (ii) as otherwise set forth in Section 7.06(e) thereof.

        4.    Termination of the Manufacturing Agreement.    Effective as of the date hereof, the Manufacturing Agreement shall be terminated pursuant to Section 8.02 thereof and shall be of no further force and effect except as otherwise set forth in Section 8.07(f) thereof.

        5.    Termination of the License Agreement.    Effective as of the date hereof, the License Agreement shall be terminated pursuant to Section 7.02 thereof and shall be of no further force and effect except as otherwise set forth in Section 7.07(e) thereof.

        6.    Termination of the Loan Agreement.    Effective as of the date hereof, the Loan Agreement shall be terminated and shall be of no further force and effect except as set forth in Section 9.05 thereof. The Note (as defined in the Loan Agreement) delivered by Osiris to BSC evidencing the borrowing made in connection with the Loan Agreement shall be marked "Cancelled," shall be delivered to Osiris, and shall be of no force and effect.

        7.    Termination of the Security Agreement.    Effective as of the date hereof, the Security Agreement shall be terminated and shall be of no further force and effect. BSC shall cause to be filed promptly following the execution hereof any and all termination statements or other documents necessary to reflect the termination of BSC's security interest in the Collateral (as defined in the Security Agreement).

        8.    Promissory Note.    Contemporaneously with the execution hereof, Osiris has delivered to BSC that certain promissory note, substantially in the form attached hereto as Exhibit A, evidencing a principal sum of $6,521,111 ("Promissory Note").

        9.    Mutual Representations.    Each Party hereby represents and warrants to the other Party as follows:

          (a)    Such Party is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all necessary corporate power and authority to enter into this Termination Agreement and to carry out its obligations hereunder.

          (b)    The execution and delivery of this Termination Agreement by such Party, the performance by such Party of its obligations hereunder have been duly authorized by all requisite action on the part of such Party.

          (c)    This Termination Agreement has been duly executed and delivered by such Party, and (assuming due authorization, execution and delivery by the other Party) this Termination Agreement constitutes a legal, valid and binding obligation of such Party enforceable against such Party in accordance with its terms.

          (d)    The obligation evidenced in the Promissory Note delivered in connection with Section 8 above represents the only remaining obligations of the Parties to each other except for those obligations under the JV Agreements expressly set forth herein as surviving the termination of such JV Agreements.

        10.    Costs and Expenses.    Except as otherwise specified in this Termination Agreement or in the JV Agreements, all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Termination Agreement shall be paid by the Party incurring such costs and expenses.

        11.    Governing Law.    This Termination Agreement shall be governed by and construed in accordance with the laws of the State of Delaware. The parties unconditionally and irrevocably agree and consent to the exclusive jurisdiction of the courts located in the State of Delaware and waive any objection with respect thereto, for the purpose of any action, suit or proceeding arising out of or relating to this Termination Agreement or the transactions contemplated hereby, and further agree not to commence any such action, suit or proceeding except in any such court.

        12.    Further Action.    Each of the parties hereto shall use reasonable best efforts to take, or cause to be taken, all appropriate action, do or cause to be done all things necessary, proper or advisable under applicable Law, and execute and deliver such documents and other papers, as may be required to carry out the provisions of this Termination Agreement.

        13.    Severability.    If any term or other provision of this Termination Agreement is invalid, illegal or incapable of being enforced by any Law or public policy, all other terms and provisions of this Termination Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Termination Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Termination Agreement so as to effect the original intent of the parties as closely as possible.

        14.    Counterparts.    This Termination Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Termination Agreement by facsimile shall be effective as delivery of a manually executed counterpart of this Agreement.

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        IN WITNESS WHEREOF, the Parties have caused this Termination Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

OSIRIS THERAPEUTICS, INC.
By: /s/ C. Randal Mills C. Randal Mills, Ph.D., President and Chief Executive Officer
BOSTON SCIENTIFIC CORPORATION
By: /s/ Jim Gilbert Name: Jim Gilbert, Executive Vice President Group President Cardiovascular

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  Exhibit 10.42
TERMINATION AGREEMENT